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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2013 (except for the first paragraph of Note 10, as to which the date is July     , 2013), in the Registration Statement (Form S-1/A No. 333-189736) and related Prospectus of Control4 Corporation for the registration of shares of its common stock.

Salt Lake City, Utah
July     , 2013

              The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the first paragraph of Note 10 to the consolidated financial statements.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
July 17, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm